Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2016 RESULTS AND
DECLARES SECOND QUARTER 2016 DIVIDEND

Boston, Massachusetts, May 3, 2016.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2016 results.  Net income for the quarter ended March 31, 2016 was $12.7 million, or $0.84 per diluted share, compared to net loss of $35.1 million, or $2.37 per diluted share, for the comparable 2015 period.  Safety’s book value per share increased to $43.46 at March 31, 2016 from $42.70 at December 31, 2015.  Safety paid $0.70 per share in dividends to investors during the quarters ended March 31, 2016 and March 31, 2015, respectively. Safety paid $2.80 per share in dividends to investors during the year ended December 31, 2015.

Direct written premiums for the quarter ended March 31, 2016 increased by $1.3 million, or 0.6%, to $196.0 million from $194.7 million for the comparable 2015 period. The 2016 increase occurred primarily in our homeowners and commercial automobile lines of business, which experienced increases in average written premium per exposure of 7.6% and 3.2%, respectively.

Net written premiums for the quarter ended March 31, 2016 increased by $0.4 million, or 0.2%, to $185.7 million from $185.3 million for the comparable 2015 period. Net earned premiums for the quarter ended March 31, 2016 increased by $3.1 million, or 1.7%, to $185.7 million from $182.6 million for the comparable 2015 period. Net written and net earned premiums increased primarily due to the factors that increased direct written premiums.

For the quarter ended March 31, 2016, loss and loss adjustment expenses incurred decreased by $82.3 million, or 39.5%, to $126.0 million from $208.3 million for the comparable 2015 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2016 were 67.9%, 30.1%, and 98.0%, respectively, compared to 114.1%, 28.5%, and 142.6%, respectively, for the comparable 2015 period.  Loss, expense and combined ratios for the quarter ended March 31, 2015 were impacted by the highest recorded snowfall totals in Massachusetts history. Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2016 was $10.1 million compared to $4.1 million for the comparable 2015 period.

Net investment income for the quarter ended March 31, 2016 decreased by $1.0 million, or 8.8%, to $9.6 million from $10.6 million for the comparable 2015 period.  The decrease is a result of changes in the average invested asset balance as a result of investment proceeds used in the payment of claims resulting from the 2015 winter events.  Net effective annualized yield on the investment portfolio for the quarter ended March 31, 2016 was 3.2% compared to 3.4% for the comparable 2015 period.  Our duration was 4.1 years at March 31, 2016 and December 31, 2015, respectively.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.70 per share on the issued and outstanding common stock, payable on June 15, 2016 to shareholders of record at the close of business on June 1, 2016.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2015 Form 10-K with the SEC on February 26, 2016 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $1,059,661 and $1,063,971)	$1,091,263	$1,081,637
Equity securities, at fair value (cost: $101,335 and $102,541)	111,122	110,204
Other invested assets	17,572	17,602
Total investments	1,219,957	1,209,443
Cash and cash equivalents	35,940	47,494
Accounts receivable, net of allowance for doubtful accounts	178,671	178,567
Receivable for securities sold	89	260
Accrued investment income	9,374	8,922
Taxes recoverable	14,182	15,497
Receivable from reinsurers related to paid loss and loss adjustment expenses	27,807	40,972
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	77,075	68,261
Ceded unearned premiums	24,345	23,222
Deferred policy acquisition costs	68,404	68,937
Deferred income taxes	—	4,430
Equity and deposits in pools	23,373	23,558
Other assets	15,013	14,306
Total assets	$1,694,230	$1,703,869

Liabilities
Loss and loss adjustment expense reserves	$549,901	$553,977
Unearned premium reserves	403,083	401,961
Accounts payable and accrued liabilities	46,593	53,722
Payable for securities purchased	2,181	8,607
Payable to reinsurers	11,586	11,547
Deferred income taxes	1,298	—
Taxes payable	—	—
Other liabilities	21,257	29,556
Total liabilities	1,035,899	1,059,370

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,427,897 and 17,373,643 shares issued	174	174
Additional paid-in capital	181,173	179,896
Accumulated other comprehensive income, net of taxes	26,903	16,464
Retained earnings	533,916	531,800
Treasury stock, at cost: 2,279,570 shares	(83,835)	(83,835)
Total shareholders’ equity	658,331	644,499
Total liabilities and shareholders’ equity	$1,694,230	$1,703,869

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015

Net earned premiums	$185,654	$182,564
Net investment income	9,627	10,557
Earnings from partnership investments	878	—
Net realized (losses) gains on investments	(323)	411
Net impairment losses on investments (a)	(292)	—
Finance and other service income	4,285	4,507
Total revenue	199,829	198,039

Losses and loss adjustment expenses	125,979	208,324
Underwriting, operating and related expenses	55,957	52,097
Interest expense	22	22
Total expenses	181,958	260,443

Income (loss) before income taxes	17,871	(62,404)
Income tax expense (credit)	5,201	(27,333)
Net income (loss)	$12,670	$(35,071)

Earnings (loss) per weighted average common share:
Basic	$0.84	$(2.37)
Diluted	$0.84	$(2.37)

Cash dividends paid per common share	$0.70	$0.70

Number of shares used in computing earnings (loss) per share:
Basic	14,903,958	14,824,132
Diluted	14,936,017	14,824,132
(a)	No portion of the other-than-temporary impairments recognized in the period indicated were included in comprehensive income

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
Written Premiums
Direct	$195,952	$194,733
Assumed	7,140	7,292
Ceded	(17,440)	(16,735)
Net written premiums	$185,652	$185,290

Earned Premiums
Direct	$194,295	$190,711
Assumed	7,675	6,838
Ceded	(16,316)	(14,985)
Net earned premiums	$185,654	$182,564